Exhibit 99.1

CONTACT:
Concord Camera Corp.
Blaine Robinson
Vice President - Finance and Treasurer
(954) 331-4238

                    CONCORD CAMERA CORP. SHAREHOLDERS APPROVE
                       PLAN OF DISSOLUTION AND LIQUIDATION

December 22, 2008 (Hollywood, FL) - Concord Camera Corp. ("Concord" or the "Company") (NASDAQ: LENS) announced today that its shareholders approved the plan of dissolution and liquidation of the Company (the "Plan of Liquidation") at the annual meeting on December 18, 2008.

The Plan of Liquidation contemplates an orderly wind down of the Company's business and operations, the monetization of the Company's non-cash assets, the satisfaction or settlement of its remaining liabilities and obligations and one or more distributions to its shareholders.

As previously reported, pending the shareholders' vote on the Plan of Liquidation, the Company ceased manufacturing, except as necessary to complete the manufacture of materials and products remaining in inventory, and terminated certain of its employees. Following the shareholder approval of the Plan of Liquidation, the Company will terminate its remaining employees throughout the wind down period. In addition, the Company intends to file a certificate of dissolution, sell and monetize its non-cash assets, satisfy or settle its remaining liabilities and obligations, including contingent liabilities and claims, and make one or more distributions to its shareholders of cash available for distribution. The Company also expects to delist its shares from NASDAQ.

The execution of the Plan of Liquidation will be completed as soon as practicable. However, the Company is currently unable to predict the time required to complete the Plan of Liquidation or the precise timing or amount of any distributions pursuant to the Plan of Liquidation. The amount and timing of any distributions will be determined by the Board and will depend upon the Company's ability to monetize its non-cash assets, including, but not limited to, auction rate securities that the Company has been unable to sell due to the recent disruptions in the credit markets and for which the Company has reduced the carrying value by approximately $5.1 million to approximately $17.1 million as of September 27, 2008 and the Company's property in the PRC where the real estate market has recently experienced significant declines due to the worldwide financial crisis, and to estimate, settle or otherwise resolve its remaining liabilities and obligations, some of which are significant, including litigations and other contingent liabilities and claims that have not been resolved and quantified.

Cautionary Statement About Forward Looking Statements

The statements contained in this press release that are not historical facts are "forward looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995), which can be identified by the use of forward-looking terminology such as: "estimates," "projects," "anticipates," "expects," "intends," "believes," "plans," "forecasts" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including the Company's ability to sell and monetize its assets in a timely manner or at all and the Company's ability to settle or otherwise resolve its liabilities and obligations, including contingent liabilities, with its creditors. In addition, the Company's inability to


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monetize its auction rate securities could affect the amount of distributions to shareholders and the timing of the liquidation and dissolution. For a discussion of some additional factors that could cause actual results to differ, see the risks discussed under "Risk Factors" and the disclosures in the Company's Annual Report on Form 10-K for the fiscal year ended June 28, 2008 and subsequently filed reports. We wish to caution the reader that these forward-looking statements, including, without limitation, statements regarding the dissolution and liquidation of the Company pursuant to the terms of the Plan of Liquidation, the amount of any liquidating distributions and the timing of any liquidating distributions, the timing of the filing of the certificate of dissolution and the delisting of the Company's shares from NASDAQ, and other statements contained in this press release regarding matters that are not historical facts, are only estimates or predictions. No assurance can be given that future results will be achieved.

Actual events or results may differ materially as a result of risks facing us or actual results differing from the assumptions underlying such statements. Any forward-looking statements contained in this press release represent our estimates only as of the date of this press release, or as of such earlier dates as are indicated herein, and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, unless required by applicable law, we specifically disclaim any obligation to do so, even if our estimates change.